UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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LEGG MASON PARTNERS EQUITY TRUST

LEGG MASON ETF INVESTMENT TRUST

LEGG MASON PARTNERS VARIABLE EQUITY TRUST

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May 18, 2020

Dear Operating Group,

As you are aware, we are working through conditions that are necessary to successfully close the merger with Franklin Templeton by August 1.

One of the most important steps"in fact, now the most critical one"is ensuring that all shareholders in our U.S. funds, no matter how large or small their holdings, vote their proxies.

Shareholders with holdings in all open-end funds, closed-end funds, ETFs, and variable annuity funds are urged to read their proxy statement and vote their shares prior to each fund's shareholder meeting.

Shareholders are being asked to vote in favor of proposals to approve new management and subadvisory agreements for their funds. The new agreements are identical to the current agreements, except for the dates of execution, effectiveness and termination.

The shareholder fund meetings are scheduled as follows:

∙CEF Board (closed end funds including CPREIF): June 5

∙PAI: June 12

∙LM Board (open-end funds): July 14

∙LMP Equity (open-end funds, ETFs, variable annuity funds): July 14

∙WA Board (open-end funds, variable annuity funds, closed-end funds (except PAI): July 14

This an all-hands on deck effort across the organization to meet this requirement.

We are currently actively soliciting this necessary vote with Legg Mason and Affiliate shareholders, and we plan to promote the process on our external website to remind individuals that voting is available by Internet, mail or telephone.

If you work directly with clients, please encourage and assist them with the voting process, and direct questions to Computershare at 866-963-5819.

They can assist shareholders who hold funds directly or through brokerage accounts.

Internally you can reach out to Leah Mizer (lmizer@leggmason.com) or Tammy Kostelnik (tmkostelnik@leggmason.com) with any questions or feedback.

Let's do our part to help with a smooth transition to Franklin Templeton, avoid any disruption to the funds' operations, so that the legacy and success of those funds we established over the years will live on.

I appreciate all the hard work being done across Legg Mason to keep our business running effectively as we work remotely and get further along with our transaction planning.

Now more than ever, we must play a critical role in realizing a major milestone for this transaction.

Completing this voting process gets us that much closer to setting the future company up for success with the potential for new and exciting growth.

With gratitude for your help and support, Joe